Exhibit 10.14

ENVIRONMENTAL INDEMNITY AGREEMENT

ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) made as                                              of , 2019 by NORMAN H. LESLIE, an individual (“Sponsor”), LF3 PINEVILLE, LLC, a Delaware limited liability company (“Pineville Borrower”) and LF3 PINEVILLE TRS, LLC, a Delaware limited liability company (“Pineville TRS Borrower”; and together with Pineville Borrower, collectively, “Borrower”, and, collectively with Sponsor, jointly and severally, the “Indemnitor”), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE, ON BEHALF OF THE REGISTERED HOLDERS OF GS MORTGAGE SECURITIES CORPORATION II, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2014-GC22 (together with its successors and assigns under the Loan Agreement (as defined below), the “Lender”) and the other Indemnified Parties (as defined below).

RECITALS:

A.                                    WHEREAS, pursuant to that certain Loan Agreement (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Loan Agreement”), dated May 12, 2014, between GNP GROUP OF PINEVILLE, LLC, a North Carolina limited liability company (“Original Borrower”) and GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership (“Original Lender”), Original Lender has made a loan (the “Loan”) to Original Borrower in the original principal amount of Ten Million and No/100 Dollars ($10,000,000.00), which Loan is evidenced by that certain Promissory Note, dated May 12, 2014, in the principal amount of Ten Million and No/100 Dollars ($10,000,000.00) executed by Original Borrower in favor of Original Lender (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time the “Note”), and secured by, among other things that certain Deed of Trust, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing dated May 12, 2014 (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Mortgage”), made by Original Borrower for the benefit of Original Lender, covering that certain property known as Hampton Inn & Suites, Pineville, located in Pineville, North Carolina, as more fully described therein (the “Property”). The Loan Agreement, the Note, the Mortgage and all other documents evidencing, securing or guaranteeing the Loan are hereinafter collectively referred to as the “Loan Documents”). The Loan Documents have been subsequently assigned to Lender.

B.                                    WHEREAS, the Borrower is assuming the Loan, as of the date hereof, as contemplated by, and as more specifically described in, that certain Assumption Agreement, dated as of the date hereof, among Original Borrower, Borrower and Lender and other parties (the “Assumption Agreement”). As of the date hereof the Assumption Agreement shall be deemed to be part of the Loan Documents.

C.                                    WHEREAS, the Lender is unwilling to consent to the assumption of the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

D.                                    WHEREAS, Indemnitor is entering into this Agreement to induce the Lender to consent to the assumption of the Loan.

AGREEMENT

NOW THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:

1.                                      Environmental Representations And Warranties. The representations and warranties of Borrower in Section 4.28 of the Loan Agreement are incorporated herein by this reference as if fully set forth herein and deemed to have been made as of the date hereof by Indemnitor.

2.                                      Environmental Covenants. Indemnitor covenants that, except as disclosed in the Environmental Reports:

(a)                                 all uses and operations on or of the Property by Borrower or any Person affiliated with Borrower shall be in compliance in all material respects with all applicable Environmental Laws and permits issued pursuant thereto, except as is not reasonably likely to result in a Material Adverse Effect;

(b)                                 Borrower shall use commercially reasonable efforts to ensure that uses and operations by all tenants or other users of the Property are in material compliance with all applicable Environmental Laws and permits issued pursuant thereto, except as is not reasonably likely to result in a Material Adverse Effect;

(c)                                  Borrower shall use commercially reasonable efforts to ensure that there shall be no Releases of Hazardous Substances in, on, under or from the Property in violation of Environmental Law, except as is not reasonably likely to result in a Material Adverse Effect;

(d)                                 Borrower shall use commercially reasonable efforts to ensure that there shall be no Hazardous Substances in, on, or under the Property, except those that are (i) both (A) in compliance with all applicable Environmental Laws and with permits issued pursuant thereto, and (B) fully disclosed to Lender in writing or routinely used in the operation and maintenance of, or by tenants in, commercial properties similar to the Property, or (ii) not reasonably likely to result in a Material Adverse Effect. Notwithstanding the foregoing, it shall not be a default under the Loan Documents if any Hazardous Substances that fail to satisfy either clauses (i) or (ii) of the previous sentence are in, on or under the Property and Borrower (x) commences the Remediation of the same in accordance with applicable Environmental Law within thirty (30) days after written notice thereof (or, if Borrower is unable to secure any Permits or approvals of applicable Governmental Authorities required for such Remediation during such thirty (30) day period after reasonable effort, upon its securing such Permits, provided that Borrower continues to attempt to secure the same in a diligent manner), and (y) thereafter diligently and expeditiously proceeds to Remediate the same;

(e)                                  Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether or not due to any act or omission of Borrower (the “Environmental Liens”), provided that it shall not be a default under the Loan Documents if any such Environmental Liens are imposed and Borrower either (i) commences to remove such Environmental Liens within thirty (30) days after written notice thereof and thereafter diligently and expeditiously proceed to remove the same, or (ii) after notice to Lender, contests by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the imposition of such Environmental Liens, so long as (A) no Event of Default has occurred and is continuing, (B) such proceeding shall suspend the enforcement of such Environmental Liens, (C) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (D) Borrower shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Lender, to ensure the payment of any related costs or expenses, together with all interest or penalties thereon;

(f)                                   Borrower shall fully, expeditiously and reasonably cooperate in all activities pursuant to Section 3 of this Agreement, including but not limited to providing all relevant information and making knowledgeable persons available for interviews;

(g)                                  Borrower shall perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable request of Lender made in the event that Lender reasonably believes that an environmental hazard exists on the Property (including but not limited to sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof;

(h)                                 Borrower shall comply with all reasonable requests of Lender made in the event of the presence of any Hazardous Substance or other environmental hazard on the Property in violation of Environmental Law to: (i) reasonably effectuate Remediation of such Hazardous Substance or condition in violation of applicable Environmental Law as required by a Governmental Authority; (ii) comply in all material respects with any applicable Environmental Law; and (iii) comply with any directive from any applicable Governmental Authority, provided that with respect to (h)(ii) and (iii) above, after notice to Lender, Borrower may suspend such compliance and contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the applicability of such Environmental Law, and provided further that (A) no Event of Default (as defined in the Loan Agreement) has occurred and is continuing, (B) the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (C) Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to ensure the payment of any related costs or expenses, together with all interest and penalties thereon;

(i)                                     Borrower shall not do, and shall use commercially reasonable efforts to prevent any tenant or other user of the Property from doing, any act, that is in material non- compliance of applicable Environmental Law, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement relating to any environmental matters and applicable to the Property and which is reasonably likely, in any such case, to result in a Material Adverse Effect;

(j)                                    Borrower shall promptly notify Lender as it becomes aware of (i) any presence of or Releases of Hazardous Substances in, on, under, or from the Property in violation of any Environmental Law; (ii) any material non-compliance with any Environmental Laws related in any way to the Property; (iii) any actual Environmental Lien; (iv) any Remediation of environmental conditions required by a Governmental Authority relating to the Property; and (v) any written notice or other written communication relating to (A) the Property of which it becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to the presence of any Hazardous Substances on the Property, or Remediation thereof, (B) possible liability of any Person pursuant to any Environmental Law with respect to the Property, (C) other environmental conditions in connection with the Property, or (D) any actual or threatened administrative or judicial proceedings in connection with the Property and any environmental matters addressed in this Agreement.

3.                                      Indemnified Rights/Cooperation and Access. In the event that Lender reasonably believes that there is a violation of Environmental Law at the Property that will have a Material Adverse Effect, or that endangers any tenants or other occupants of such Property, upon reasonable notice from Lender, Indemnitor shall promptly cause an engineer or consultant satisfactory to Lender to conduct an environmental assessment or audit to assess any and all aspects of the condition giving rise to such belief (the scope of which shall be determined in the reasonable discretion of Lender) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Lender and promptly deliver the results of any such assessment, audit, sampling or other testing to Lender provided, however, that, if such results are not delivered to Lender within a reasonable period, upon reasonable notice to Indemnitor, Lender and any other Person designated by Lender, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant shall have the right, but not the obligation, to enter upon the Property at all reasonable times (subject to the rights of tenants and upon reasonable notice to Indemnitor) to assess any and all aspects of the environmental condition of the applicable Property, including but not limited to, by conducting any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of Lender) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Indemnitor shall cooperate with and provide, upon advance notice to each of them, Lender and any such Person designated by Lender with such access to the Property.

4.                                      Indemnification. Indemnitor covenants and agrees to protect defend, indemnify, release and hold the Indemnified Parties harmless from and against, any and all Losses and costs of Remediation required by a Governmental Authority, engineers’ fees, environmental consultants’ fees and costs of investigation (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon, incurred by or asserted against any of the Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following:

(a)                                 any presence of any Hazardous Substances in, on, above, or under the Property in violation of Environmental Laws;

(b)                                 any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property in violation of Environmental Laws;

(c)                                  any use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling on or at or transfer or transportation to or from the Property of any Hazardous

Substances at any time located in, under, on or above the Property;

(d)                                 any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action;

(e)                                  any present non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Laws) in connection with the Property or operations thereon, including but not limited to any failure by Borrower, any Person affiliated with Borrower, or any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws;

(f)                                   the imposition, recording or filing of any Environmental Lien encumbering the

Property;

(g)                                  any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement;

(h)                                 any act of Borrower, any Person affiliated with Borrower, or any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport, disposal or treatment, of Hazardous Substances relating to the Property, which are owned or possessed by Borrower, any Person affiliated with Borrower or any tenant or other user of the Property, in each case, at any disposal or treatment facilities, incineration vessels or sites owned or operated by another Person and containing such or any similar Hazardous Substances;

(i)                                     any act of Borrower, any Person affiliated with Borrower, or any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites selected by Borrower or such other users from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation;

(j)                                    any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory by reason of the wrongful acts or omissions of Borrower, any Person affiliated with Borrower or any tenant or other user of the Property with respect to environmental matters, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and

(k)                                 any misrepresentation or inaccuracy in any environmental covenant set forth in Section 2 of this Agreement or Section 4.28 of the Loan Agreement or material breach or failure to perform any other covenants or obligations of Borrower or Indemnitor pursuant to this Agreement.

Notwithstanding any other provision of this Agreement to the contrary, the indemnity provided by this Section 4 shall not apply to any Losses, costs of Remediation or other liabilities of any Indemnified Party in the circumstances described above if the Release or other environmental matter giving rise to same shall occur on, at or under the Property subsequent to the time that

Borrower ceases to be in possession of the Property as a result of the exercise by Lender of any remedies provided in the Loan Documents.

5.                                      Duty to Defend and Attorneys’ and Other Fees and Expenses. Indemnitor agrees that, upon request by any Indemnified Party, the Indemnitor shall defend such Indemnified Party against any claim for which Indemnitor is indemnifying the Indemnified Parties pursuant to Section 4 above (if requested by any Indemnified Party, in the name of such Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in a claim include Borrower and any Indemnified Party shall have reasonably concluded that (A) there are legal defenses available to it that are materially different from those available to Indemnitor, or (B) the use of the attorneys engaged by Indemnitor would present such attorneys with a conflict of interest, such Indemnified Party may, in its sole and absolute discretion, engage its own attorneys and other professionals to assume its legal defenses and to defend or assist it, and, at the option of such Indemnified Party, its attorneys shall control the resolution of any claim or proceeding against such Indemnified Party, provided that no compromise or settlement shall be entered without the Indemnitor’s consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitor shall be liable to, and shall, pay or, in the sole and absolute discretion of any Indemnified Party, reimburse, such Indemnified Party for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6.                                      Definitions. Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement. As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Laws” means any and all present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to the pollution, protection or cleanup of the environment, relating to the impact of Hazardous Substances on property, health or safety, or the Use or Release of Hazardous Substances, or relating to the liability for or costs of other actual or threatened danger to health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal state and local laws, statutes ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Substances or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

The term “Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any present or future Environmental Laws or the presence of which on, in or under the Property is prohibited under Environmental Law, including without limitation petroleum and petroleum by-products, asbestos and asbestos-containing materials, toxic mold, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), and radioactive materials, flammables and explosives and compounds containing them, but excluding those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Property that are used at the Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Property or in a Material Adverse Effect.

The term “Indemnified Parties” means Lender and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, Persons who may hold or acquire or will have held a full or partial interest in the Loan or, following a foreclosure or deed-in-lieu of foreclosure, the Property (including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan or the Property for the benefit of third parties) as well as the respective officers, directors, employees, successors and assigns of any and all of the foregoing.

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses” means any losses, damages, costs (including reasonable fees of attorneys, engineers and environmental consultants), fees (including reasonable fees of attorneys, engineers and environmental consultants), expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, fines, penalties, charges, costs of Remediation required by a Governmental Authority, diminution in value, amounts paid in settlement, litigation costs, attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

The term “Release” means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances into the indoor or outdoor environment (including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

The term “Remediation” means any response, remedial removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Release of Hazardous Substances.

7.                                      Unimpaired Liability. The liability of Borrower under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents and agrees to and shall be bound by, any amendment, replacement or modification of the provisions of the Note, the Loan Agreement or any other Loan Document entered into by (x) Borrower or any Person who succeeds Borrower or any Person as owner of the Property or (y) any other Person party to such Loan Document. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement or any of the other Loan Documents, (ii) unless a substitute Indemnitor acceptable to Lender (in its sole discretion) has agreed in writing to be bound by the terms of this Agreement, any sale or transfer of all or part of the Property, (iii) the accuracy or inaccuracy of the representations and warranties made by Borrower under the Note, the Loan Agreement or any of the other Loan Documents or herein, (iv) the release of Borrower or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Lender’s voluntary act, or otherwise, or (v) the release or substitution in whole or in part of any security for the Note.

8.                                      Enforcement.

(a)                                 The Indemnified Parties may enforce the obligations of Borrower without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement or any other Loan Documents, through foreclosure proceedings or otherwise. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Loan Agreement for any Indemnified Party to exercise its rights pursuant to this Agreement. Indemnitor hereby acknowledges and agrees that Indemnitor is fully and personally liable for the obligations thereunder, and any liability hereunder is not limited to the original or amortized principal balance of the Loan or the value of the Property.

(b)                                 Notwithstanding anything to the contrary set forth herein, this Agreement is not and shall not be deemed to be secured by the Security Instrument. Without limiting any of the remedies provided in the Loan Documents, Indemnitor acknowledges and agrees that the provisions of this Agreement are environmental provisions made by Indemnitor relating to the Property (the “Environmental Provisions”). Indemnitor’s breach or a failure to comply with the Environmental Provisions shall constitute a breach of contract entitling the Indemnified Parties to all remedies for the recovery of damages and for the enforcement of the Environmental Provisions. The Indemnified Parties’ actions for recovery of damages or enforcement of the Environmental Provisions shall not constitute an action nor constitute a money judgment for a deficiency or a deficiency judgment. All remedies provided for by the Loan Documents are separate and distinct causes of action that are not abrogated, modified, limited or otherwise affected by the remedies provided herein.

(c)                                  Notwithstanding any provision of the Loan Documents, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provisions of the Loan Agreement. Indemnitor is fully liable for all such obligations.

9.                                     Survival. The obligations and liabilities of Indemnitor under this Agreement shall survive the payment in full of the Indebtedness.

10.                               Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand, shall bear interest at the lesser of (a) the Default Rate (as defined in the Loan Agreement) or (b) the maximum interest rate which the Indemnitor may by law pay or the Indemnified Parties may charge and collect, from the date payment was due.

11.                               Waivers. Indemnitor hereby waives (a) any right or claim of right to cause a marshaling of its assets or to cause Lender or the other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Borrower; (b) all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Borrower may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of any of the Indemnified Parties; (c) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by any of the Indemnified Parties; (d) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (e) presentment for payment, demand of payment, protest or (unless expressly required hereby) notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (f) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor shall postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been repaid in full. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

12.                               Subrogation. Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for any liability arising out of the presence of any Hazardous Substances at, in, on or under the Property or otherwise obligated by law to bear the cost. The Indemnified Parties shall be and hereby are subrogated to all of the rights of Indemnitor now or hereafter in such claims.

13.                               Representations and Warranties. Indemnitor jointly and severally represents and warrants that:

(a)                                 Indemnitor has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor;

(b)                                 Indemnitor’s execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the certificate of limited liability company, certificate of incorporation, limited liability company agreement, charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Borrower or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Borrower or the Property is subject;

(c)                                  to the best of Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against Borrower which, either in any one instance or in the aggregate, may result in a Material Adverse Effect, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Borrower to perform under the terms of this Agreement;

(d)                                 Indemnitor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)                                  to the best of Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

(f)                                   this Agreement constitutes a valid, legal and binding obligation of Indemnitor.

14.                               No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

15.                               Notice of Legal Actions. Each party hereto shall, within ten (10) business days of receipt thereof, give notice to the other parties hereto of (i) any written notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property in violation of Environmental Law, and (ii) any Legal Action brought against such party or related to the Property, with respect to which Borrower may have liability under this Agreement. Such notice shall comply with the provisions of Section 16 hereof.

16.                               Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party to this Agreement, as the case may be, in a written notice to the other parties to this Agreement in the manner provided for in this Section). A notice shall be deemed to have been given when delivered or upon refusal to accept delivery.

If to Lender:                         Deutsche Bank Trust Company Americas, as Trustee, on
behalf of the registered holders of

GS Mortgage Securities Corporation II,
Commercial Mortgage Pass-Through
Certificates, Series 2014-GC22

c/o Grandbridge Real Estate Capital LLC

Attention: Servicing Manager.

200 S. College Street, Suite 2100

Charlotte, NC 28202

If to Indemnitor:                 c/o Norman Leslie

1635 – 43rd Street S, Suite 305
Fargo, ND 58103

17.                               Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

18.                               No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

19.                               Headings, Etc. The headings and captions of Sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

20.                               Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising Indemnitor from time to time, as the sense of a particular provision may require, and to include the successors and assigns of either Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that Indemnitor may not assign its obligations hereunder except with the written consent of Lender in its sole discretion. This Agreement shall inure to the benefit of the Indemnified Parties and their respective successors and assigns forever.

21.                               Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

22.                               Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Lender has under the Note, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

23.                              Inapplicable Provisions. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

24.                               Governing Law; Waiver of Trial by Jury.

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY,AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)                                 ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. INDEMNITOR HEREBY (i) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (ii) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c)                                  INDEMNITOR, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY INDEMNITOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE INDEMNIFIED PARTIES ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY INDEMNITOR.

25.                               Miscellaneous.

(a)                                 Wherever pursuant to this Agreement (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (ii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b)                                 Wherever pursuant to this Agreement it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender’s retained firms.

(c)                                  All obligations and liabilities hereunder of the parties comprising Indemnitor shall be joint and several.

IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

BORROWER:

LF3 PINEVILLE, LLC, a Delaware limited liability company

By:	Lodging Fund REIT III OP, LP, a Delaware limited partnership, its Sole Member

	By:	Lodging Fund REIT III, Inc., a Maryland corporation, its General Partner

By:	/s/ Corey R Maple
Name:	Corey R. Maple
Title:	Chief Executive Officer and Secretary

LF3 PINEVILLE TRS, LLC, a Delaware limited liability company

By:	Lodging Fund REIT III TRS, Inc., a Delaware corporation, its sole member

By:	/s/ Corey R. Maple
Name:	Corey R. Maple
Title:	Chief Executive Officer and Secretary

SPONSOR:

/s/ Norman H. Leslie
Norman H. Leslie, an individual

ENVIRONMENTAL INDEMNITY AGREEMENT - Signature Page

Hampton Inn & Suites Pineville